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                                                                    Exhibit 5.01

                                         May 3, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                            Cantel Medical Corp.
                            REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         We have been requested by Cantel Medical Corp., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 362,500 shares (the "Shares") of the Company's common stock, par value $.10 per share offered on behalf of the Company in connection with (i) the Company's 1997 Employee Stock Option Plan (the "Employee Plan"); and (ii) certain stock option agreements between the Company and a director, an officer and an employee (the "Option Agreements").

         In connection with this opinion, we have examined the Registration Statement, the Company's Restated Certificate of Incorporation and By-laws, the Plans, the Option Agreements, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in accordance with the Employee Plan and Option Agreements, will be legally issued, fully paid and non-assessable.

         We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                              Very truly yours,


                                 /S/ DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP